Exhibit 3.68

CERTIFICATE OF INCORPORATION

OF

UNITED MEDICAL MANUFACTURING COMPANY

I, THE UNDERSIGNED, in order to form a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certify as follows:

1. The name of the corporation is:

United Medical Manufacturing Company

2. The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of the registered agent thereat is The Corporation Trust Company.

3. The nature of the business of the corporation and the purposes to be conducted or promoted by it are as follows: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The aggregate number of shares which the corporation is authorized to issue is one thousand (1,000) common shares having a par value of $1.00 per share.

5. The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
J. Christopher Giancarlo	26 Shore Road Edgewater, NJ 07020

6. The number of directors of the corporation shall be such as from time to time may be fixed by, or in the manner provided in, the By-laws, but in no case shall the number be less than the minimum number authorized by the laws of the State of Delaware. Directors need not be stockholders. The election of directors need not be by ballot.

7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or any amendment thereto and the rights conferred on the stockholders hereunder are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby make this certificate, hereby declaring and certifying that this is my act and deed and the acts herein stated are true, and accordingly have hereunto set my hand this 1st day of July, 1986.

/s/ J. Christopher Giancarlo
J. Christopher Giancarlo
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

UNITED MEDICAL MANUFACTURING COMPANY

Under Section 242 of the Delaware

General Corporation Law

We, the undersigned, Mark A. Gregory and David R. Lindskog, being respectively President and Secretary of United Medical Manufacturing Company (the “Corporation”), hereby certify:

FIRST: The name of the Corporation is United Medical Manufacturing Company.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 3, 1986.

THIRD : The following material is hereby inserted after Article 7 of the Certificate of Incorporation of the Corporation:

8.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law as the same exists or hereafter be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then, in addition to the limitation on personal liability provided herein, the liability of a director of the Corporation shall be limited to the fullest extent permitted by the Delaware General

Corporation Law. Any repeal of modification of this paragraph by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

FOURTH: The aforesaid changes to the Certificate of Incorporation were authorized by resolutions of the directors of the Corporation adopted at a meeting of the directors held on May 3, 1994, followed by the written consent of the sole shareholder of the Corporation entitled to vote thereon pursuant to Section 228(a) of the Delaware General Corporation Law.

Signed and attested to on this 9th day of May, 1994.

/s/ Mark A. Gregory
Mark A. Gregory
President

ATTEST:

/s/ David R. Lindskog
David R. Lindskog
Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

UNTIED MEDICAL MANUFACTURING COMPANY

United Medical Manufacturing Company (hereinafter called the “Corporation”) hereby certifies:

1. At a meeting of the Board of Directors of the Corporation duly held and convened, resolutions were duly adopted setting forth the following proposed amendments to the Certificate of Incorporation of the Corporation and declaring the amendments advisable and recommending them to the stockholders for their approval:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article 1 thereof so that said Article shall be and read as follows:

“1. The name of the Corporation is: UMM Electronics Inc.”;

2. Thereafter, the Sole Stockholder of the Corporation consented in writing to the aforesaid amendment pursuant to Section 228 of the General Corporation Law of Delaware.

3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, United Medical Manufacturing Company has caused this Certificate to be duly executed by its President and attested by its Secretary thereunto duly authorized this 4th day of December, 1996.

United Medical Manufacturing Company

	By:	/s/ Mark A. Gregory
	Name:	Mark A. Gregory
	Title:	President

ATTEST:

/s/ David R. Lindskog
Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is UMM ELECTRONICS INC.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4 The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on September 9, 1999.

David R. Lindskog
David R. Lindskog, Sr. V.P.

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Umm Electronics Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

Resolved, that the registered office of Umm Electronics Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Umm Electronics Inc. has caused this statement to be signed by Robert D. George, its Vice President, Secretary and Treasurer, this 16th day of February, 2005.

/s/ Robert D. George
Robert D. George
Vice President, Secretary and Treasurer